Exhibit 99.1

NV5 ANNOUNCES RECORD SECOND QUARTER AND YEAR-TO-DATE 2015 FINANCIAL RESULTS AND RAISES GUIDANCE

     - Second Quarter 2015 Gross Revenues Increased 18% to $34.5 Million from $29.2 Million -

- Second Quarter 2015 Net Income Increased 64% to $1.7 Million from $1.1 Million -

- Second Quarter 2015 Diluted EPS increased 32% to $0.25 over 6.8 million shares compared to $0.19 over 5.6 million shares in the second quarter of 2014 -

- Raises Full-Year 2015 Gross Revenues Guidance up to $160 Million and Diluted EPS Guidance up to $1.17-

Hollywood, FL – August 13, 2015 – NV5 Holdings, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights

●	Gross revenues for the quarter increased 18% year-over-year to $34.5 million
●	Organic growth for the quarter was 13%
●	EBITDA for the quarter increased 56% to $3.5 million from $2.3 million for the second quarter of 2014
●	Net income for the quarter increased 64% to $1.7 million from $1.1 million for the second quarter of 2014
●	Diluted EPS for the quarter increased 32% to $0.25 over 6.8 million shares compared to $0.19 over 5.6 million shares in the second quarter of 2014
●

Backlog of $116.8 million as of June 30, 2015 and $146.8 million including backlog acquired on July 1, 2015 from the RBA Group, Inc. (“RBA”) compared to $95.7 million as of March 31, 2015 and $82.1 million as of December 31, 2014

“We are pleased to announce another record breaking quarter of earnings for our shareholders characterized by accelerated organic growth, M&A growth, and strong operational performance improvement,” said Dickerson Wright, Chairman and CEO of NV5. “Some of our accomplishments included: executing our largest acquisition since 2010, RBA, realizing significant earnings growth over a substantial increase in total shares outstanding, and completing a successful secondary offering. As a result of our May 2015 secondary offering, we raised net proceeds of $29.4 million, which will support the execution of new accretive acquisitions during fiscal year 2015 and 2016. We also reported a sizeable increase in our backlog as a result of numerous new contracts and notable award wins.”

Gross revenues for the second quarter of 2015 were $34.5 million, an 18% increase from the second quarter of 2014. Net revenue for the second quarter of 2015 was $27.7 million, an increase of 27% from the second quarter of 2014. Our organic growth for the second quarter of 2015 was 13%. The increases in gross and net revenues were due primarily to organic growth from our existing platform as well as the contributions from the Company's acquisitions in 2014 and during the first six months of 2015.

EBITDA for the second quarter of 2015 was $3.5 million or 10.2% of gross revenues, an increase of 56% from the second quarter of last year.

Net income for the second quarter of 2015 was $1.7 million, or $0.25 per diluted share, up from net income of $1.1 million, or $0.19 per diluted share in the second quarter of 2014. Diluted earnings per share reflect weighted-average shares outstanding of 6,838,725 for the second quarter of 2015, compared to weighted-average shares outstanding of 5,612,344 for the second quarter of 2014. Included in the weighted-average shares outstanding for the second quarter of 2015, is the impact of 1,644,500 shares issued from our secondary offering on May 28, 2015.

Six Months Ended June 2015 Financial Highlights

●	Gross revenues increased 32% to $63.6 million, compared to $48.2 million in the first six months of 2014
●	Organic growth for the first six months of 2015 was 12%
●	EBITDA increased 56% to $5.9 million from $3.8 million in the first six months of 2014
●	Net income increased 60% to $2.8 million from $1.8 million in the first six months of 2014
●	Diluted EPS for the first six months of 2015 increased 38% to $0.44 compared to $0.32 for the first six months of 2014

Gross revenues for the six months ended June 30, 2015 increased 32% to $63.6 million, compared to $48.2 million reported for the six months ended June 30, 2014. Net revenue for the six months ended June 30, 2015 was $50.5 million, an increase of 37% for the six months ended June 30, 2014. Our organic growth for the six months ended June 30, 2015 was 12%. The increases in gross and net revenues were due primarily to organic growth from our existing platform as well as the contributions from the Company's acquisitions in 2014 and during the first six months of 2015.

EBITDA for the six months ended June 30, 2015 was $5.9 million or 9.3% of gross revenues, an increase of 56% from the six months ended June 30, 2014.

Net income for the six months ended June 30, 2015 was $2.8 million, or $0.44 per diluted share, up from net income of $1.8 million, or $0.32 per diluted share for the six months ended June 30, 2014. Diluted earnings per share reflect weighted-average shares outstanding of 6,437,546 for the six months ended June 30, 2015, compared to weighted-average shares outstanding of 5,502,696 for the six months ended June 30, 2014. Included in the weighted-average shares outstanding for the six months ended June 30, 2015, is the impact of 1,644,500 shares issued from our secondary offering on May 28, 2015.

Cash flow from operating activities increased $3.4 million for the six months ended June 30, 2015 compared to the same period in 2014. Cash flow from operating activities for the six months ended June 30, 2015 was $1.0 million, compared to cash used in operating activities of $2.4 million for the six months ended June 30, 2014. At June 30, 2015, cash and cash equivalents were $33.8 million.

At June 30, 2015, the Company reported backlog of $116.8 million, an increase of 22% from $95.7 million as of March 31, 2015 and 42% from $82.1 million as of December 31, 2014. However, including the backlog acquired on July 1, 2015 from RBA the Company’s backlog is $146.8 million.

2015 Outlook

The Company is raising its guidance for full-year 2015 gross revenues and diluted earnings per share. The Company now expects full-year 2015 gross revenues, including the impact of acquisitions closed through July 31, 2015, to range from $155 million to $160 million, which represents an increase to 48% from 2014 gross revenues of $108.4 million. The Company further expects that full-year 2015 diluted earnings per share will range from $1.07 per share to $1.17 per share, representing an increase to 34% over diluted earnings per share of $0.87 for the full-year 2014. Included in the guidance for diluted earnings per share, is the impact of 1,644,500 shares issued from our secondary offering on May 28, 2015. Furthermore, this guidance for gross revenues and diluted earnings per share excludes anticipated acquisitions for the remainder of 2015.

Use of Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Gross Revenues include sub-consultant costs and other direct costs which are generally pass-through costs and, therefore, the Company believes that Net Revenues, which is a non-GAAP financial measure commonly used in our industry, provides a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to net revenues is provided at the end of this news release.

NV5’s definition of Net Revenues and EBITDA may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues and net income.

Conference Call

NV5 will host a conference call to discuss its second quarter 2015 financial results at 4:30 p.m. (Eastern Time) on August 13, 2015.

Date:	Thursday, August 13, 2015
Time:	4:30 p.m. Eastern time
Toll-free dial-in number:	+1 877-407-3982
International dial-in number:	+1 201-493-6780
Conference ID:	13614138
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

A replay of the conference call will be available approximately one hour following the conclusion of the call through August 20, 2015. To access the replay via telephone, please dial:

Toll-free replay number:	+1 877-870-5176
International replay number:	+1 858-384-5517
Replay PIN number:	13614138

The conference call will also be webcast live and available for replay via the investors section of the NV5 website, www.NV5.com.

About NV5

NV5 Holdings, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates 42 offices in Arizona, California, Colorado, Connecticut, Florida, Massachusetts, Maryland, New Jersey, New Mexico, New York, Ohio, Pennsylvania, Utah, Washington and Wyoming, and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

All statements other than statements of historical fact contained in this press release and on the conference call constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the "Risk Factors" set forth in the Company's most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Holdings, Inc.

Lauren Wright, Ph.D.

Director of Investor Relations

Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,833	$6,872
Accounts receivable, net of allowance for doubtful accounts of $919 and $845 as of June 30, 2015 and December 31, 2014, respectively	34,128	27,015
Prepaid expenses and other current assets	1,135	1,224
Deferred income tax assets	44	358
Total current assets	69,140	35,469
Property and equipment, net	2,476	1,625
Intangible assets, net	9,630	5,221
Goodwill	15,977	11,142
Other assets	787	810
Deferred income tax assets	-	1,123
Total Assets	$98,010	$55,390

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,251	$5,335
Accrued liabilities	8,532	4,763
Income taxes payable	839	1,157
Billings in excess of costs and estimated earnings on uncompleted contracts	316	277
Client deposits	109	121
Current portion of contingent consideration	327	618
Current portion of stock repurchase obligation	227	372
Current portion of notes payable	6,541	2,878
Total current liabilities	20,142	15,521
Contingent consideration, less current portion	933	323
Stock repurchase obligation, less current portion	531	563
Notes payable, less current portion	3,923	3,378
Total liabilities	25,529	19,785

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 8,107,483 and 5,754,959 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	81	58
Additional paid-in capital	59,652	25,617
Retained earnings	12,748	9,930
Total stockholders’ equity	72,481	35,605
Total liabilities and stockholders’ equity	$98,010	$55,390

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Gross revenues	$34,481	$29,229	$63,634	$48,222

Direct costs:
Salaries and wages	12,357	9,852	22,266	15,512
Sub-consultant services	4,374	3,923	8,447	7,010
Other direct costs	2,379	3,510	4,665	4,401

Total direct costs	19,110	17,285	35,378	26,923

Gross Profit	15,371	11,944	28,256	21,299

Operating Expenses:
Salaries and wages, payroll taxes and benefits	7,604	6,237	14,709	11,323
General and administrative	3,237	2,538	5,740	4,478
Facilities and facilities related	1,007	906	1,864	1,679
Depreciation and amortization	760	522	1,398	910
Total operating expenses	12,608	10,203	23,711	18,390

Income from operations	2,763	1,741	4,545	2,909

Other expense:
Interest expense	(34)	(77)	(102)	(129)
Total other expense	(34)	(77)	(102)	(129)

Income before income tax expense	2,729	1,664	4,443	2,780
Income tax expense	(996)	(610)	(1,625)	(1,018)
Net income and comprehensive income	$1,733	$1,054	$2,818	$1,762

Earnings per share:
Basic	$0.28	$0.21	$0.48	0.35
Diluted	$0.25	$0.19	$0.44	0.32

Weighted average common shares outstanding:
Basic	6,301,763	5,104,304	5,914,405	5,065,134
Diluted	6,838,725	5,612,344	6,437,546	5,502,696

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash Flows From Operating Activities:
Net income	$2,818	$1,762

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,398	910
Provision for doubtful accounts	151	97
Stock compensation	666	347
Change in fair value of contingent consideration	52	24
Loss on disposal of leasehold improvements	-	32
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(3,564)	(6,187)
Prepaid expenses and other assets	228	(514)
Accounts payable	(3,239)	1,075
Accrued liabilities	2,805	523
Income taxes payable	(318)	(369)
Billings in excess of costs and estimated earnings on uncompleted contracts	39	(79)
Client deposits	(11)	(39)
Net cash provided by (used in) operating activities	1,025	(2,418)

Cash Flows From Investing Activities:
Cash paid for acquisitions	(2,764)	(4,150)
Purchase of property and equipment	(306)	(470)
Net cash used in investing activities	(3,070)	(4,620)

Cash Flows From Financing Activities:
Proceeds from secondary offering	32,068	-
Payments of secondary offering costs	(2,646)	-
Payments on note payable	(2,676)	(631)
Payments of contingent consideration	(533)	(233)
Payments of debt issuance costs	-	(27)
Proceeds from exercise of warrants	3,186	4
Payment of warrants exercise costs	(216)	-
Payments on stock repurchase obligation	(177)	(288)
Net cash provided by (used in) financing activities	29,006	(1,175)

Net increase (decrease) in Cash and Cash Equivalents	26,961	(8,213)
Cash and cash equivalents – beginning of period	6,872	13,868
Cash and cash equivalents – end of period	$33,833	$5,655

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Supplemental disclosures of cash flow information:
Cash paid for interest	$142	$117
Cash paid for income taxes	$1,635	$1,387

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$901	$285
Notes and stock payable for acquisitions	$5,250	$3,845
Stock issuance for acquisitions	$900	$685
Payment of contingent consideration with common stock	$100	$100
Landlord-funded leasehold improvements	$-	$137

NV5 HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Net Income and comprehensive income	$1,733	$1,054	$2,818	$1,762

Add: Interest	34	77	102	129
Tax	996	610	1,625	1,018
Depreciation and Amortization	760	522	1,398	910
EBITDA	$3,523	$2,263	$5,943	$3,819

NV5 HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Gross revenues	$34,481	$29,229	$63,634	$48,222

Less: Sub-consultant services	4,374	3,923	8,447	7,010
Other direct costs	2,379	3,510	4,665	4,401
Net revenues	$27,728	$21,796	$50,522	$36,811